Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 0001959685) of (BSM International, Inc.) of our report, dated January 10, 2023, on our audit of the financial statements of BSM International, Inc. for period of August 10, 2022 (inception) through September 30, 2022. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

Boca Raton, Florida August 4, 2023